EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, Registration Statement Number 33-53715 on Form S-8, Registration Statement Number 333-11604 on Form S-8 (as amended), and Registration Statement Number 333-121860 on Form S-8 of our report dated July 17, 2012 with respect to the consolidated financial statements of Texas Industries, Inc. and subsidiaries included in this Form 10-K/A.

/s/ Ernst & Young LLP

Ft. Worth, Texas

August 9, 2012